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                                                                    Exhibit 6.10

                         Nicholas-Applegate Mutual Funds
                                600 West Broadway
                                    30th Floor
                           San Diego, California 92101


December 27, 1996

Nicholas-Applegate Securities
600 West Broadway
30th Floor
San Diego, CA 92101

Ladies and Gentlemen:

          This will confirm our agreement that the Distribution Agreement between us dated April 19, 1993, as previously amended, is hereby further amended by adding the following as additional Portfolios thereunder:

     NICHOLAS-APPLEGATE LARGE CAP GROWTH INSTITUTIONAL PORTFOLIO
     NICHOLAS-APPLEGATE INTERNATIONAL CORE GROWTH PORTFOLIO A
     NICHOLAS-APPLEGATE INTERNATIONAL CORE GROWTH PORTFOLIO B
     NICHOLAS-APPLEGATE INTERNATIONAL CORE GROWTH QUALIFIED PORTFOLIO NICHOLAS-APPLEGATE INTERNATIONAL CORE GROWTH INSTITUTIONAL PORTFOLIO

          In all other respects, the Distribution Agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

Very truly yours,


-----------------------------
John D. Wylie, President



AGREED:
Nicholas-Applegate Securities
By:  Nicholas-Applegate Capital
     Management Holdings, L.P.,
     its general partner
By:  Nicholas-Applegate Capital
     Management Holdings, Inc.,
     its general partner


By:
    ----------------------------------
     E. Blake Moore, Jr., Secretary